As filed with the Securities and Exchange Commission on March 15, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

U.S. Auto Parts Network, Inc.

(Exact name of registrant as specified in its charter)

Delaware	68-0623433
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

17150 South Margay Avenue, Carson, CA 90746

(Address of principal executive offices) (Zip code)

U.S. Auto Parts Network, Inc. 2007 Omnibus Incentive Plan

(Full title of the plan)

Ted Sanders

Chief Financial Officer

U.S. Auto Parts Network, Inc.

17150 South Margay Avenue

Carson, CA 90746

(Name and Address of agent for service)

(310) 735-0085

(Telephone number, including area code, of agent for service)

With a copy to: Ellen S. Bancroft, Esq. Jason R. Wisniewski, Esq. Dorsey & Whitney LLP 38 Technology Drive Irvine, CA 92618 (949) 932-3600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, $0.001 par value, issuable pursuant to the U.S. Auto Parts Network, Inc. 2007 Omnibus Incentive Plan	1,494,681 shares	$7.23	$10,806,544	$770.51
Total	1,494,681 shares	$7.23	$10,806,544	$770.51

(1)	This Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.
(2)	Estimated solely for the purpose of calculating the registration fee under Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices per share of the Registrant’s common stock on March 11, 2010, as reported by the NASDAQ Stock Market.

PREFATORY NOTE

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers the offer and sale of an additional 1,494,681 shares of Common Stock of U.S. Auto Parts Network, Inc. (the “Registrant”) for issuance under the 2007 Omnibus Incentive Plan (the “Plan”). The contents of the prior Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 26, 2009 (File No. 333-158224), March 28, 2008 (File No. 333-149973) and May 23, 2007 (File No. 333-143179), relating to the Plan, are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the Note to Part I of Form S-8, the information specified by Part I (Items 1 and 2) is omitted from this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Registrant hereby incorporates by reference into this registration statement the following documents, which have been filed with the Commission:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 2, 2010, filed with the Commission on March 12, 2010;

(b)	the Registrant’s Current Reports on Form 8-K, filed with the Commission on January 13, 2010 and February 25, 2010; and

(c)	the description of the Registrant’s common stock, par value $0.001 per share, contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-33264) filed on January 23, 2007, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. The Registrant expressly excludes from such incorporation information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

Exhibit No.	Description	Where Located

4.1	Second Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 2, 2007

4.2	Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 2, 2007

4.3	Specimen common stock certificate	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138379)

5.1	Opinion of Dorsey & Whitney LLP	Filed herewith

23.1	Consent of Ernst & Young LLP	Filed herewith

23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith

24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith

99.1	U.S. Auto Parts Network, Inc. 2007 Omnibus Incentive Plan and forms of agreements thereunder	Incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138379)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson, State of California on March 15, 2010.

U.S. AUTO PARTS NETWORK, INC.

By:	/s/ SHANE EVANGELIST
Shane Evangelist Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors does hereby constitute and appoint Shane Evangelist and Theodore Sanders, and each of them, or their substitute or substitutes, as his or her true and lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute and file or cause to be filed any and all instruments, documents or exhibits which said attorneys and agents, or either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement and to any and all instruments, documents or exhibits filed as part of or in conjunction with this registration statement or amendments or supplements thereof, with the powers of substitution and revocation, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, or their substitute or substitutes, shall lawfully do or cause to be done by virtue hereof. In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ SHANE EVANGELIST Shane Evangelist	Chief Executive Officer and Director (principal executive officer)	March 15, 2010

/s/ THEODORE SANDERS Theodore Sanders	Chief Financial Officer (principal financial and accounting officer)	March 15, 2010

/s/ ROBERT J. MAJTELES Robert J. Majteles	Chairman of the Board	March 15, 2010

/s/ JOSH BERMAN Josh Berman	Director	March 15, 2010

Signature	Title	Date

/s/ FREDERIC W. HARMAN Frederic W. Harman	Director	March 15, 2010

/s/ SOL KHAZANI Sol Khazani	Director	March 15, 2010

/s/ BARRY PHELPS Barry Phelps	Director	March 15, 2010

/s/ JEFFREY SCHWARTZ Jeffrey Schwartz	Director	March 15, 2010

Ellen F. Siminoff	Director	March , 2010

EXHIBIT INDEX

Exhibit No.	Description	Where Located

4.1	Second Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 2, 2007

4.2	Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 2, 2007

4.3	Specimen common stock certificate	Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138379)

5.1	Opinion of Dorsey & Whitney LLP	Filed herewith

23.1	Consent of Ernst & Young LLP	Filed herewith

23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith

24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith

99.1	U.S. Auto Parts Network, Inc. 2007 Omnibus Incentive Plan and forms of agreements thereunder	Incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-138379)